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 Rules-Based Investment Securities (RBIs)A New Way to Invest  CoverPageAddedID  logoRBCCM1  Capital Markets  0  April 2020

 Today’s Discussion  About Royal Bank of Canada (RBC) & RBC Capital MarketsRules-Based Investment Securities (RBIs) - A New Way to InvestRBC Global Tactical Total Return Index - Risk-Adjusted Global AccessRBC Global Tactical Total Return Index - Historical Performance & AnalysisFrequently Asked Questions & ConsiderationsRBC Emerging Market Tactical Index - Historical Performance & AnalysisRBC Global Tactical Sub-Indices - Historical Performance & AnalysisAppendix

 About Royal Bank of Canada (RBC) & RBC Capital Markets  sectionRBCPageID

 Part of a Leading Financial Service Provider: Royal Bank of Canada   Top-5  One of the largest North American banks by market capitalization1  12.0%  Common Equity Tier 1 Ratio2  Aa2 & AA-  Credit ratings fromMoody's and S&P, respectively3  $1.47 trillion  Total Assets2  17 million  Clients served around the globe2  36  Countries of operations2  Leading, diversified provider of financial services5th largest bank in North America1Universal structure with diversified business model20-25% of earnings from RBC Capital Markets2Consistently outperforms global peers:17.6% Return on Equity in Q1 2020210% 5-Year Annualized Total Shareholder Return in Q1 20202  By The Numbers    Strong Financial Performance    Market Capitalization (US$ Billion)1          1 By Market Capitalization, Bloomberg (January 31, 2020)2 RBC Q1 2020 Report to Shareholders  3 Based on long-term senior debt ratings, as at January 31, 2020

   RBC Capital Markets Today  Deep expertise in capital markets, banking, and financeRecognized by significant corporations, institutional investors, asset managers, private equity firms, and governments around the globe as an innovative, trusted partnerWell-established in the largest, most mature capital markets    Vancouver  Calgary  San Francisco  Los Angeles  Denver  Houston  Chicago  Toronto  Montreal  Boston  New York  Paris  Beijing  Singapore  Sydney  Hong Kong  Frankfurt  Madrid  Tokyo  London                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            ... and 45 other cities around the world  An Innovative, Trusted Partner  Top-10Global Investment Bank  Over7,900professionals around the globe  By The Numbers    Amsterdam    Lausanne    Melbourne    Holetown    Nassau    Canada  United States  UK & Europe  Asia  Australia  Caribbean  Our Global Presence  Footprint covers80%of global investment banking fee pool4  Serving15,500clients in+100 countries  Operating from70offices in15 countries      Major Trading Hubs   Coverage Offices        4 Thomson Reuters Global Investment Banking Review (FY 2019)

   A Decade of Momentum and Growth  Moved up from 16th largest to the 10th largest global investment bank in 20197 Doubled our annual revenue and increased our global team by 30% (now at more than 7,900 professionals)5Grown our debt, equity, and loan origination businesses, while becoming a recognized corporate finance and M&A advisor   Since 2008,RBC Capital Markets…    By The Numbers (2008 vs. 2019)5,6    340.3  666.5  3.9  8.3  38.3  99.8  6,090  7,900  +6%Annual  +7%Annual  +9%Annual  +31%Total  16th Largestin 20088  10th Largestin 20197  1.03  354  1,841  +6%Annual  +7%Annual  2008  2019  2008  2019  2008  2019  2008  2019  2008  2019  2008  2019  2.04  5 RBC Annual Reports (2008-2019)6 Dealogic Analytics (Criteria based on completion date between 1/1/2008 – 12/31/2019)  7 Global Investment Banking Fees, Refinitiv (1/1/2019 to 12/31/2019)  8 Dealogic Analytics (2008)

 Quantitative Investment Strategies (“QIS”) at RBC  RBC currently offers an extensive range of QIS3 areas of focus: Equities Commodities Multi-AssetRange of fundamental, tactical, technical and allocation strategies, on a variety of timeframes, including intra-dayStrong presence in the Canadian equities and Americas commodities QIS marketIssued over $4B in notional linked to QIS strategies in AmericasOff-the-shelf strategies, as well as customized to suit client needsOngoing trade-execution, performance reporting and operational support   Liquidity  Carry  Momentum  Volatility Targeting  Thematic  Factor Driven  Tactical  Volatility Targeting  Fixed Allocation  Dynamic Allocation  Volatility Targeting  COMMODITIES  EQUITIES  MULTI-ASSET    Timing  Existing Capabilities

 Rules-Based Investment Securities (RBIs)A New Way to Invest  sectionRBCPageID

 What are Rules-Based Investment Securities (RBIs)?  A New Risk Management ToolInvestment product that potentially provides more efficient access to strategies designed to meet or exceed risk-adjusted benchmark returnsPositioned as an alternative to traditional equity and/or fixed income portfoliosDifferentiated solution for the US market, with some features not available in ETFs and/or mutual fundsKey FeaturesWrapper: Unsecured senior debt obligation of RBC (Note)Unwinds: Redemption daily at indicative note valueMaturity: Up to 20 yearsLinked to: Index developed by RBC Capital Markets designed to try to provide better risk-adjusted returns relative to applicable benchmark- Independently administered, maintained, calculated and verified by an Index Administrator & Calculation AgentPeriodic Payments: None; total return investment; investors do not receive any dividends declared by the issuers of the index constituentsTaxation1: Treated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturityTracking error: None or minimal to underlying indexAt maturity: 100% participation in the index for invested funds, with deduction for applicable fees; full principal at risk  Linked to arules-based strategy    Alternative totraditional equities & bonds    Distinctive features not availablein ETFs or mutual funds  1 Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

 Why consider RBIs now?  Systematic Approach to Risk ManagementRemoves emotion from investingAllows clients to focus on long-term investing goals and not near-term market noiseLinked to a rules-based strategy (an index) designed to potentially deliver improved risk-adjusted returnsAutomatically allocates to equities on bullish signals, allocates away from the market and plays defense (cash/fixed income) on bearish signalsTransparencyIndex methodology and notional positions are fully disclosed and easily observable (not a “black box”)The Index Methodology is available to investors upon request, or at the following link www.solactive.comDaily redemptions and monthly performance reportingEfficient Implementation“One-ticket” solution – no need to manually rebalance or execute numerous transactionsTreated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturity1Given the rules, anyone could try to implement a rules-based strategy; but the potential remains for:Emotional bias (i.e. ignoring the rules based on own views)Missed trades (i.e. not properly following the strategy)Difficulty in monitoring positionsHigher trading costs than RBC’s institutional trading deskTracking error to the targeted strategyCustomizationRBIs’ term and the underlying index strategy can be customized to meet specific investment views, risk tolerances and return expectations        1 Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

 RBC Global Tactical Equity Total Return IndexRisk-Adjusted Global Access  sectionRBCPageID

 Index Composition: The RBC Global Tactical Index is comprised of 4 sub-indices, the “Tactical Indices”, which together provide global equity exposure:Rules-Based StrategyDynamic Allocation: Each sub-index will either be allocated to:Fixed-income: Fed Funds rate orEquity Exposure: Front-month futures contract linked to its respective equity index + Fed FundsAllocation Determination Monthly observations of a tactical trigger (Daily Moving Average (DMA))Tactical Trigger: On the monthly observation date, if the closing price level (“Spot”) of a Relevant ETF is:Greater than or equal to its 100 DMA (200 DMA for Large Cap US) => Bullish signal = >100% equity exposure for that sub-indexLess than its 100 DMA (200 DMA for Large Cap US) => Bearish signal => 100% Fed Funds allocation for that sub-indexRebalancing: Index is rebalanced annually to the Target Weights (see table above)   The RBC Global Tactical Equity Total Return Index aims to optimize asset allocation between global equities and fixed-income by observing bullish or bearish trends in the market  RBC Global Tactical Equity Total Return Index  Global Allocation  Sub-Index Name  Target Weight  Relevant ETF  Domestic(60%)  RBC Large Cap US Tactical Equity Total Return Index   50%  SPY    RBC Small Cap US Tactical Equity Total Return Index  10%  IWM  International(40%)  RBC International Developed Tactical Equity Total Return Index   25%  EFA    RBC Emerging Markets Tactical Equity Total Return Index  15%  EEM

 RBC Global Tactical Index Methodology (Hypothetical Example)    SPY200 DMA  FedFunds  EquityExposure  Sub-Index #1U.S. Large CapWeight: 50%  IWM100 DMA  EFA100 DMA  EEM100 DMA  Sub-Index #2U.S. Small CapWeight: 10%  Sub-Index #3International DevelopedWeight: 25%  Sub-Index #4Emerging MarketsWeight: 15%  Sub-Index & Weighting    Tactical Trigger    Monthly Observation Dates  EquityExposure  FedFunds  EquityExposure  FedFunds  FedFunds  EquityExposure  EquityExposure  FedFunds  SPYSpot  IWMSpot  EFASpot  EEMSpot

   Index Construction Summary        Allocation Determination:Monthly Observations        Global Allocation  Sub-Index & Weighting    Relevant ETF  Tactical Trigger  At or above Tactical TriggerBullish Signal Equity Exposure  Below Tactical TriggerBearish SignalFixed-Income Exposure  Domestic(60%)  RBC Large Cap US Tactical Equity TR Index   50%  SPY  200 DMA  S&P 500 Index front-month futures contract2 + Fed Funds  Fed Funds    RBC Small Cap US Tactical Equity TR Index  10%  IWM  100 DMA  Russell 2000 Index front-month futures contract2 + Fed Funds  Fed Funds  Int’l(40%)  RBC Int’l Developed Tactical Equity TR Index   25%  EFA  100 DMA  MSCI EAFE Index front-month futures contract2 + Fed Funds  Fed Funds    RBC Emerging Markets Tactical Equity TR Index  15%  EEM  100 DMA  MSCI EM Index front-month futures contract2 + Fed Funds  Fed Funds  RBC Global Tactical Equity Total Return Index  2 Futures Contracts: For important details about the futures contracts used, such as the index levels that they track, their name, exchange they trade on etc., please see the table describing them at the end of this document on page 56, and refer to the relevant pricing supplement for the applicable notes.

 RBC Global Tactical Equity Total Return IndexHistorical Performance & Analysis  sectionRBCPageID

 Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020  Hypothetical Performance Using Proxies as described on pp. 23, 57-59  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Hypothetical Historical Out-Performance during Market Corrections  Historical Period: December 29, 19951 - March 31, 2020Potential protection against market downturns  Dot.com Bubble Drawdown(Mar ’00 - Oct ’02)    MSCI ACWI IMI Net TR  -49.2%  RBC Global Tactical Equity TR  -10.8%  Financial Crisis Drawdown(Oct ’07 - Mar ’09)    MSCI ACWI IMI Net TR  -58.4%  RBC Global Tactical Equity TR  -9.1%  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020Hypothetical outperformance in 11 out of 24 annual periods, including all 7 years where the benchmark return was negative        Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - March 31, 2020Hypothetical outperformance in 11 out of 24 annual periods, including all 7 years where the benchmark return was negative        Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Hypothetical Historical Performance Metrics  Historical Period: December 29, 19951 - March 31, 2020Potentially improved risk-adjusted returns relative to the benchmark  Performance Statistics  MSCI ACWI Proxy Net Total Return Index  RBC Global Tactical Equity Total Return Index  Annualized Returns      Since December 29, 1995  5.3%  7.1%  1 Year  -8.9%  -19.4%  3 Year  6.4%  1.6%  5 Year  3.9%  1.1%  10 Year  10.7%  6.3%  15 Year  6.0%  5.9%  Best/Worst      Best 3-month Return  45.9%  25.3%  Worst 3-month Return  -42.4%  -29.5%  Best 6-month Return  65.2%  34.9%  Worst 6-month Return  -51.1%  -24.2%  Best 12-month Return  77.9%  43.2%  Worst 12-month Return  -51.1%  -24.8%  Max Drawdown  -58.4%  -31.1%  Period Start  10/31/2007  02/12/2020  Trough Date  03/09/2009  03/18/2020  Period End  05/17/2013  03/31/2020  Duration Under Water  67 months  2 months  Longest Drawdown  -49.8%  -12.7%  Period Start  03/27/2000  03/24/2000  Trough Date  10/09/2002  02/13/2003  Period End  01/06/2006  06/17/2003  Duration Under Water  69 months  39 months  Additional Statistics      Annualized Alpha to Benchmark2   N/A  3.4%  Beta3  1  0.48  Sharpe Ratio4  0.26  0.46  Standard Deviation  15.8%  11.6%  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance2: Excess return of the Index once all beta-drive performance has been accounted for3: Expected variability of the Index returns relative to the Benchmark returns4:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 Hypothetical Monthly Historical Allocation1  Historical Period: December 29, 19952 - March 31, 2020  1: Allocation shows the hypothetical exposure the Global Tactical Index would have had for each month to the four Tactical Indices. It is meant only to capture whether each sub-index was allocated or not to its relevant Futures for that month, and hence the annual Target Weight (see page 11) for the sub-index is shown. The Global Tactical Index always maintains 100% exposure to the Fed Funds rate.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The allocation was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index.   2: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical monthly historical allocation.3: Average hypothetical allocation based on Target Weights to each Tactical Index over the Historical Period.

 Maximum  Average  Median  Minimum  Deviation  374%  186%  195%  1%  71%  Hypothetical Annual Turnover1  Historical Period: December 29, 19952 - March 31, 2020Individual investors may not be likely to complete the transactions required to replicate the Index performance  1: Annual Turnover measures the total notional transactions measured as a percentage of the Index value performed over the course of a one year period by the Global Tactical Index. This includes changes due to the Annual Rebalance and also those due to the monthly allocation determination done within each of the four Tactical Indices.   Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The allocation was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index.   2: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical annual turnover.

 RBC Global Tactical Equity Index – Hypothetical Historical Monthly Returns    Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Year  2020  -2.0%  -7.6%  -21.9%                    -29.3%  2019  0.2%  0.5%  0.5%  3.5%  -6.2%  5.4%  0.3%  -3.8%  0.4%  2.5%  2.4%  3.4%  9.0%  2018  5.6%  -4.2%  -1.9%  0.6%  1.3%  0.0%  2.4%  2.1%  0.1%  -2.3%  0.2%  0.2%  3.9%  2017  2.1%  2.7%  1.3%  1.3%  2.1%  0.8%  2.7%  0.1%  2.1%  2.2%  1.9%  1.4%  22.5%  2016  0.0%  0.0%  1.4%  0.3%  1.0%  -0.4%  3.4%  0.1%  0.9%  -1.9%  2.0%  1.4%  8.5%  2015  -1.7%  3.7%  -1.2%  0.9%  0.4%  -2.1%  1.5%  -3.5%  0.7%  0.0%  0.0%  0.0%  -1.2%  2014  -3.9%  4.3%  0.2%  0.3%  2.1%  1.7%  -1.8%  2.4%  -1.2%  -3.1%  0.6%  -0.1%  1.1%  2013  4.1%  0.1%  2.5%  1.6%  0.9%  -1.4%  4.6%  -2.3%  3.4%  4.0%  2.1%  2.0%  23.5%  2012  1.3%  3.8%  1.6%  -1.3%  -7.2%  2.1%  0.7%  0.9%  3.0%  -1.0%  -1.8%  1.5%  3.2%  2011  1.1%  3.2%  -2.4%  3.4%  -2.2%  -3.1%  -1.5%  -5.1%  0.0%  0.0%  0.1%  0.1%  -6.6%  2010  -4.6%  2.9%  3.8%  0.7%  -8.6%  1.3%  0.0%  -0.4%  3.0%  3.7%  -1.1%  7.4%  7.5%  2009  0.0%  0.0%  0.6%  3.3%  6.8%  0.0%  8.6%  3.2%  5.0%  -2.8%  5.3%  2.4%  37.0%  2008  0.3%  0.2%  0.2%  0.2%  0.4%  -3.7%  -0.6%  0.1%  -0.6%  0.1%  0.0%  0.0%  -3.3%  2007  1.1%  -1.2%  2.1%  4.0%  3.3%  -0.1%  -1.9%  -3.3%  2.2%  3.6%  -5.2%  -0.4%  3.7%  2006  5.5%  0.0%  2.2%  3.0%  -4.6%  -5.5%  0.4%  0.3%  0.9%  2.9%  3.1%  2.2%  10.4%  2005  -2.0%  3.7%  -2.9%  -2.2%  1.8%  0.3%  4.1%  0.1%  3.1%  -3.5%  3.1%  2.1%  7.7%  2004  2.2%  2.0%  -0.3%  -3.2%  -1.0%  1.0%  -2.3%  -0.5%  0.5%  2.2%  6.0%  3.7%  10.5%  2003  -1.4%  -0.5%  0.1%  2.8%  4.8%  2.2%  3.0%  3.1%  0.1%  6.5%  1.2%  6.2%  31.7%  2002  0.5%  0.1%  1.7%  -0.6%  -0.4%  -2.9%  0.2%  0.1%  0.2%  0.2%  0.1%  0.3%  -0.6%  2001  0.5%  -1.1%  -0.9%  0.4%  0.3%  0.6%  -0.2%  0.2%  0.2%  0.2%  0.2%  0.7%  1.3%  2000  -4.0%  1.7%  4.7%  -5.7%  -0.7%  1.0%  -2.1%  4.5%  -2.8%  -4.1%  0.5%  0.5%  -6.8%  1999  0.9%  -2.8%  5.2%  5.2%  -2.2%  5.1%  -1.7%  -0.5%  -1.6%  4.5%  3.2%  8.4%  25.5%  1998  0.9%  4.3%  4.2%  0.8%  -3.5%  0.7%  -1.2%  -9.0%  5.5%  0.4%  2.0%  4.5%  9.0%  1997  3.2%  1.0%  -2.8%  3.1%  3.9%  4.4%  5.1%  -5.9%  3.3%  -1.8%  2.1%  1.2%  17.4%  Historical Period: December 29, 19951 - March 31, 2020  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 What is the Proxy Backtest?  RBC Capital Markets developed the rules and methodology of the Global Tactical and Tactical Indices described on pages 10-13 with the benefit of hindsight. In other words, the Indices were developed with the benefit of being able to evaluate how the Indices rules would have caused the Indices to perform had it existed during the hypothetical back-tested period.Historical information for the Relevant Futures Contracts, the relevant ETFs, and the relevant Benchmarks is not available for all periods covered by the hypothetical back-tested information. For those periods, the back-tested information is based on the performance of related assets, as described below (in chronological order). Accordingly, the information for these periods may not reflect the performance of the Global Tactical and Tactical Indices had the Relevant Futures Contracts and/or ETFs been available at those times. The term Proxy thus indicates that the Global Tactical and Tactical Indices methodology was applied to the changes in the prices or levels of the related assets of the Relevant Futures, the relevant ETFs, and the relevant Benchmarks for the periods over which historical information the Relevant Futures, and/or the relevant ETFs, and /or the relevant Benchmarks was not available. Relevant FuturesRelevant front-month futures contracts available on different trading venues –refer to Appendix II for more detailsRelevant net total return indices –refer to Appendix II for more detailsRelevant net total return versions of the Investable Market Indices (IMI) –refer to Appendix II for more detailsETFsRelevant price return indices –refer to Appendix III for more detailsBenchmarksRelevant net total return indices –refer to Appendix IV for more detailsRelevant net total return versions of the Investable Market Indices (IMI) –refer to Appendix IV for more details

 Frequently AskedQuestions & Risks and Considerations  sectionRBCPageID

 What are some differences between RBIs and ETFs?  Feature  RBIs  ETFs  Liquidity  Daily, through the redemption provisions included in the terms of the RBIs  Daily on exchange, subject to market  Recourse  Issuer credit  Value of ETF shares depends on value of the securities that it holds  Principal  Subject to market and issuer credit risk  Typically subject to market risk only  Tracking error  Typically none or minimal to the underlying index, subject to the fees embedded in the RBI  Low  Tax  Treated as pre-paid cash settled derivatives. Possible capital gain or loss treatment upon sale, redemption or maturity. See the relevant offering documents for a more detailed discussion of potential alternative tax treatment. Investors should consult their tax advisors to determine their own tax treatment of the RBIs1   Potential exposure to capital gains and losses of portfolio, although creation/redemption mechanism works to minimizethis. Dividends and interest income passes through to shareholders  Transparency  Performance of RBIs is based on the return of the underlying index, minus applicable fees and costs. The underlying index methodology, including the index constituents, is fully transparent and disclosed  Generally depends on the returns of a portfolio of securities, which are fully disclosed  Investment Strategy  Linked to the performance of a rules-based index: the RBC Global Tactical Equity Total Return Index or the RBC Emerging Market Tactical Equity Total Return Index  Passive, active, and quantitative strategies are available  1 Taxation: The tax consequences of these RBIs are not certain. No statutory, judicial or administrative authority directly discusses their treatment. Alternative tax treatments are possible. Please refer to the applicable pricing supplement for a more complete discussion of the potential tax treatments and applicable notes. Please consult with your tax advisor to discuss your tax consequences.

 RBC Global Tactical Equity Total Return Index Construction Questions  Why are futures used for the equity exposure as opposed to the actual index?Most efficient way to gain access to the indexOther access vehicles:ETFs: buying and selling ETFs could be treated differently from a tax perspective (see previous page)Buying basket of stocks: operationally inefficient and costly to maintainOptions: pricing would not accurately reflect the performance of the strategy in real-timeWhy do we observe the tactical trigger ahead of the 3rd Friday of every month?The futures contracts used all expire on the 3rd Friday of each calendar quarter (March, June, September and December)Market participants typically “roll” from the expiring future into the next expiring future in the week leading up to this expiryLiquidity is typically highest during this period; therefore, it makes sense to match those windows to help reduce any potential trading and transaction costs of implementing the strategyWhy do we use the 200 DMA for US Large Cap and 100 DMA for the other equity exposures?200 DMA is typically more appropriate when determining trends in less-volatile indexes, which could be expected to move up or down more slowly. In that case, such indices will stay close to their moving averages. A shorter DMA would increase the risk of false signals. Using a longer-term moving average will include values from further back in time, hence increasing the distance of spot to the moving average, and potentially reducing the risk of false signals Conversely, a 100 DMA is typically more appropriate when an index moves more quickly, as the distance to its moving average could be high. If that were the case, with a longer DMA, there is a higher risk that large moves are required before the moving average can generate any signal. A shorter moving average would mitigate this by reacting more quickly

 Considerations – How is a Moving Average Calculated? What difference does the length make?  Example Calculation of MA – Underlying Up 1% Each Day          Closing Price  5 Day MA  10 Day MA  Day 1  100.00      Day 2  101.00      Day 3  102.01      Day 4  103.03      Day 5  104.06  102.02    Day 6  105.10  103.04    Day 7  106.15  104.07    Day 8  107.21  105.11    Day 9  108.29  106.16    Day 10  109.37  107.22  104.62  Day 11  110.46  108.30  105.67  Day 12  111.57  109.38  106.73  Day 13  112.68  110.47  107.79  Day 14  113.81  111.58  108.87  Day 15  114.95  112.69  109.96  Day 16  116.10  113.82  111.06  Day 17  117.26  114.96  112.17  Day 18  118.43  116.11  113.29  Day 19  119.61  117.27  114.42  Day 20  120.81  118.44  115.57  To calculate the moving average (“MA”), add the values for each day and divide by the number of days, e.g. in the table add the values for Day 1-5 (100 +101 +102.01 +103.03 +104.06). This adds to 510.1. Now divide by the number of days, 5, to obtain the average of 102.02We say “moving” average because on each new day we will drop the oldest Spot and include the latest Spot in its calculation. Hence, the average of the Spot “moves”We refer to “Closing Price” and “Spot” interchangeably  When the Closing Price is strictly rising (table to the left), the longer MA will always be lower than the shorter MAThis is because, in such a scenario, the longer MA still takes into account the lower, earlier values. E.g. the value for the 10 Day MA (“10DMA”) can first be calculated from Day10 onwards. Its calculation includes the Period 1-5 values, which are the lowest, whereas the 5DMA ignores these, averaging only the Day 6-10 Closing Price values When the Spot is strictly falling (table to the right), the opposite holds true – the longer MA will be strictly higher than the shorter MA  Example Calculation of MA – Underlying Down 1% Each Day          Closing Price  5 Day MA  10 Day MA  Day 1  100.00      Day 2  99.00      Day 3  98.01      Day 4  97.03      Day 5  96.06  98.02    Day 6  95.10  97.04    Day 7  94.15  96.07    Day 8  93.21  95.11    Day 9  92.27  94.16    Day 10  91.35  93.22  95.62  Day 11  90.44  92.28  94.66  Day 12  89.53  91.36  93.72  Day 13  88.64  90.45  92.78  Day 14  87.75  89.54  91.85  Day 15  86.87  88.65  90.93  Day 16  86.01  87.76  90.02  Day 17  85.15  86.88  89.12  Day 18  84.29  86.01  88.23  Day 19  83.45  85.15  87.35  Day 20  82.62  84.30  86.48

 Considerations – Why use different MA lengths?  Example Calculation of MA – Underlying Up 1% Each Day          Spot  5 Day MA  10 Day MA  Day 1  100.00      Day 2  101.00      Day 3  102.01      Day 4  103.03      Day 5  104.06  102.02    Day 6  105.10  103.04    Day 7  106.15  104.07    Day 8  107.21  105.11    Day 9  108.29  106.16    Day 10  109.37  107.22  104.62  % Drop Required    -2%  -4.5%  Consider two assets: one that rises 1% each Day (Slow), the other rises 2% (Fast). For the Spots to fall below their respective MAs, the loss on Fast would need to be twice as great as the loss on Slow. For a faster moving index or market, it can thus be more prudent to choose a shorter MA, as it is going to require less of a loss before it triggers. False signals and whipsawing (see page 30) are major risks when using MAs. A shorter MA may help limit the losses from a false signal. A shorter MA would trigger more often than a longer one, but would be expected to show smaller gains or losses each time it does trigger (assuming it’s applied to the same market).   Example Calculation of MA – Underlying Up 2% Each Day          Spot  5 Day MA  10 Day MA  Day 1  100.00      Day 2  102.00      Day 3  104.04      Day 4  106.12      Day 5  108.24  104.08    Day 6  110.41  106.16    Day 7  112.62  108.29    Day 8  114.87  110.45    Day 9  117.17  112.66    Day 10  119.51  114.91  109.50  % Drop Required    -4%  -9.1%  Example on S&P 500 over historical period from December 31, 2007 to December 31, 2011100D MA vs 200D MA  100DMA triggers back into market;200DMA stays out  100DMA gets back into market earlier;200DMA stays out longer  100DMA gets false signal;200DMA steers clear    100DMA whipsaws;200DMA does not  Source: Bloomberg, RBC Capital Markets

 Risk Considerations – False Moving Average Signals  Consider two ways of observing the tactical trigger used in the RBC Emerging Market Tactical Equity Total Return Index: one using the MXEF Index and the other using the EEM ETF, along with their respective 100-day Moving Average On June 16, 2008, the tactical trigger is observed and the allocation is made on June 18, 2008 An investor would not allocate to equity using the trigger on the MXEF Index, but would be fully exposed to equity using the trigger on the EEM ETF, until the next allocation date (July 16, 2008) If the observation date had been three calendar days earlier (on June 13, 2008), an investor would not have been exposed to equity using either methodThe performance in each scenario is displayed in the table below  Historical Period: April 2, 2007 - December 31, 2009For illustration purposes only – graph not to scale  Historical Period: May 30, 2008 - July 21, 2008For illustration purposes only – graph not to scale    May 30, 2008 – July 21, 2008    Out   In   In   Out   Out   Observation Date  06/16/2008  06/13/2008  Allocation Date  06/18/2008  06/17/2008  Next Allocation Date  07/16/2008  07/15/2008        EM Futures contract  -9.3%  -  Fed Funds Rate  0.16%  0.16%        Signal on MXEF  OUT  OUT  Return using Trigger on MXEF Index  0.16%  0.16%        Signal on EEM  IN  OUT  Return using Trigger on EEM ETF  -9.1%  0.16%  Source: Bloomberg, RBC Capital Markets

 Considerations – Negative Return Asymmetry versus “Whipsawing”  What is the trade-off I make when using this strategy? On the plus side….The Tactical Indices attempt to exit the equity markets and switch to cash, thus avoiding the worst negative returnsDue to the way negative returns impact overall compounded returns, this can be a good long-term strategyThis is because negative returns affect compound returns more strongly than positive ones (“asymmetry”), as discussed below Depending on the magnitude of the loss avoided, this could make a substantial difference to investment returnsOn the minus side… False signalsThe signals used to identify when to enter and exit equity exposure can be “false”Meaning the signals could cause the index to exit the equity exposure, yet equities rise thereafter; and they could also cause the index to re-enter the market when the equity market subsequently fallsWhen this happens in sequence, the index “buys high and sells low” or gets “whipsawed”, which causes it to underperform versus maintaining the equity or cash exposure throughout On the minus side… Lagged signalsThe moving average signal will react with a lag – by construction, it will only be able to signal to exit market exposure when markets have already fallen and it can only signal to re-enter market exposure when it has already started to riseThe rise and fall required to trigger the signal could be substantial, which in turn could negatively impact investment returnsOverall?When markets exhibit clear and prolonged periods moving in alternate directions (up then down, or vice-versa) this strategy would be expected to work bestWhen markets move sideways with large swings in either direction, causing not only many false signals, but large ones, the strategy would be expected to work the worst and underperform a buy and hold alternative the mostOver a full-cycle, outperformance is possible (more likely if large down periods are included). Outperformance is likely in a down market only and unlikely in an up market only

 Considerations – Return Asymmetry  Consider the 7 Scenarios belowIn Scenario 1, an investment falls by 5%. A $100 initial investment would now be worth $95. To recover that loss, the investment must rise by $5 or in percentage returns by $5/$95 or just over 5%In Scenario 3, after a $20 or 20% loss to a value of $80, the required return to get back to $100 would be $20/$80, or 25%To recover from a 50% loss, the required return is 100%, or a doublingBy the time a 75% loss is arrived at, even a small additional loss can make a very large difference in required recovery returns: losing $75 of the initial $100 requires a fourfold increase to recover; losing just another $5 (or $80 in total), requires a fivefold increase to recoverShould such losses materialize in practice, it could take a very long time to recover. Avoiding half of the loss of 50% and suffering only 25% loss would mean an increase of only one third is required to recover, versus a doubling to recover  Hypothetical Illustrations

 FedFunds  Equity    Considerations – Underperformance Potential (“Whipsaw”)  Underperformance Scenario #2Rising equity market  FedFunds  Equity    Equity  FedFunds  Equity      Underperformance Scenario #1Declining equity market  Underperformance Scenario #3Declining & Rising equity market

 RBC Global Tactical Equity Index – Historical Drawdown Analysis  Historical Period: December 29, 19951 - March 31, 2020  Source: Solactive, Bloomberg, RBC Capital Markets  Possibly reduced maximum drawdowns: in historical simulation of down periods in the equity markets, the RBC Global Tactical Equity Index (RBCEGTUT) would have suffered the least, with a maximum drawdown around 1/2 of those of both the MSCI ACWI Proxy Net Total Return Index (the benchmark) and the S&P 500 Total Return Index (SPXT) Protection during market downturns: the benchmark and the SPXT hit their worst trough in March 2009 (~58% and ~55%, respectively), with the RBCEGTUT down only 12%Potentially faster recovery: the longest drawdowns for all 3 indices overlap. The benchmark and SPXT took more than 40 months to recover from their trough, while the RBCEGTUT would have taken about 2 months in this historical simulation  Performance Statistics  RBC Global Tactical Equity Total Return Index  MSCI ACWI Proxy Net Total Return Index  S&P 500 Total Return Index  Max Drawdown  -31.1%  -58.4%  -55.3%  Period Start  02/12/2020  10/31/2007  10/09/2007  Trough Date  03/18/2020  03/09/2009  03/09/2009  Period End  03/31/2020  05/17/2013  04/02/2012  Duration Under Water  2 months  67 months  54 months  Longest Drawdown  -12.7%  -49.8%  -47.4%  Period Start  03/24/2000  03/27/2000  09/01/2000  Trough Date  02/13/2003  10/09/2002  10/09/2002  Period End  06/17/2003  01/06/2006  10/23/2006  Duration Under Water  39 months  69 months  74 months  Potentially Improved Drawdown Metrics    Historical Drawdowns    Historical Drawdowns Summary    Historical Durations Under Water (days)    Benchmark (-58%)  SPXT (-55%)  RBCEGTUT  Benchmark  SPXT  RBCEGTUT  Benchmark  SPXT  RBCEGTUT recovered in 4 months  Oct 02: Benchmark & SPXT both hit their trough (in 26 and 30 months)   Benchmark & SPXT took 40+ months to recover  RBCEGTUT hit trough in Feb 13 in 35 months   Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Global Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Global Tactical Equity Total Return Index.   RBCEGTUT (-12%)  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Other Risks to Consider  Credit RiskRBIs are senior unsecured debt obligations of the issuer, Royal Bank of CanadaAll payments at maturity, if any, are subject to the credit of the issuerFederal Funds RateThe reference rate used is the Federal Funds rate, which may be low and in theory even negativeThus when the index is allocated to the Federal Funds rate, the scope for gains may be very limited, particularly when the effect of any Index Adjustment Factor applied to the RBIs is includedNo Active ManagementThe index is completely rules-based. Hence, if the strategy underperforms, even if it underperforms significantly, no attempts will be made to change the rules to try to address such underperformanceEquity RisksThe index, via the respective futures, exposes an investor to small capitalization stock risks, emerging market stock risks and foreign securities market stock risksIndex Specific RisksThe index uses moving averages which exposes investors to the risk of the chosen parameters not working well, or at all, going forward. These risks, some of which have been discussed previously, can be associated with, but are not necessarily limited to: (i) the choice of when the signal is observed versus an alternative choice; (ii) the length of the moving average chosen versus another choice; (iii) the frequency at which the signal is observed and acted upon versus alternatives etc.The index may not perform well relative to alternative choices of investmentThe hypothetical performance information that RBC has provided in this document is based on criteria that has been applied retroactively with the benefit of hindsight, and these criteria cannot account for all financial risk that may affect the actual performance of a product linked to the indexFor a more thorough discussion of risks associated with RBIs, please refer to the relevant pricing supplement for the applicable notes. You should only invest in securities linked to the index after carefully reviewing the risk factors set forth in that document.

 Tactical Indices – The RBC Emerging Market Tactical Equity Total Return Index Historical Performance & Analysis  sectionRBCPageID

 Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020 Average Allocation to Emerging Markets: 58%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)    Allocation to Futures Contracts  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.

 Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020Hypothetical outperformance in 9 of the 24 annual periods, including 9 out of 11 years where the benchmark return was negative             Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.     1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 9 of the 24 annual periods, including 9 out of 11 years where the benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.             Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.

 Performance Statistics  MSCI EM Proxy Net Total Return Index  RBC EM Tactical Equity Total Return Index  Annualized Returns      Since December 29, 1995  4.2%  6.6%  1 Year  -23.7%  -31.9%  3 Year  3.7%  -2.2%  5 Year  -0.3%  -1.1%  10 Year  6.8%  3.1%  15 Year  6.5%  6.0%  Best/Worst      Best 3-month Return  68.9%  42.7%  Worst 3-month Return  -54.3%  -31.6%  Best 6-month Return  84.2%  65.5%  Worst 6-month Return  -61.8%  -24.7%  Best 12-month Return  113.5%  84.5%  Worst 12-month Return  -63.0%  -35.4%  Max Drawdown  -65.2%  -36.9%  Period Start  10/29/2007  01/26/2018  Trough Date  10/27/2008  03/18/2020  Period End  07/19/2017  03/31/2020  Duration Under Water  117 months  26 months  Longest Drawdown  -65.2%  -23.5%  Period Start  10/29/2007  01/11/2010  Trough Date  10/27/2008  05/19/2016  Period End  07/19/2017  07/14/2017  Duration Under Water  117 months  90 months  Additional Statistics      Annualized Alpha to Benchmark2   N/A  3.8%  Beta3  1  0.42  Sharpe Ratio4  0.19  0.35  Standard Deviation  19.0%  15.1%  Hypothetical Historical Performance Metrics  Historical Period: December 29, 19951 - March 31, 2020Potentially improved risk-adjusted returns relative to the benchmark  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance2: Excess return of the Index once all beta-driven performance has been accounted for3: Expected variability of the Index returns relative to the Benchmark returns4:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

   Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Year  2020  -6.1%  -3.8%  -23.8%                    -31.2%  2019  0.2%  1.0%  1.2%  2.4%  -6.1%  0.2%  -2.2%  -7.4%  -2.0%  4.1%  -0.2%  7.7%  -2.0%  2018  8.2%  -5.8%  0.4%  -0.2%  0.1%  0.1%  0.2%  0.2%  0.2%  0.2%  0.2%  0.2%  3.5%  2017  2.4%  1.8%  3.4%  1.9%  2.6%  1.0%  5.7%  2.1%  0.1%  3.3%  -0.3%  3.7%  31.4%  2016  0.0%  0.0%  3.4%  0.6%  -3.9%  4.4%  5.6%  0.8%  2.9%  -1.0%  -6.7%  0.0%  5.8%  2015  0.0%  0.3%  -1.4%  -0.7%  -4.0%  -2.5%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  -8.0%  2014  -3.9%  0.0%  0.0%  -0.7%  3.0%  2.3%  1.3%  3.0%  -2.8%  0.0%  0.0%  0.0%  2.0%  2013  -0.1%  -2.2%  -1.1%  -4.0%  0.0%  0.0%  0.0%  0.0%  -5.9%  4.2%  -1.0%  0.4%  -9.6%  2012  2.2%  5.5%  -2.6%  -1.9%  -9.7%  0.0%  0.0%  -2.5%  5.0%  -0.4%  1.6%  7.0%  3.1%  2011  -3.6%  -0.1%  0.0%  2.6%  -4.9%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  -6.0%  2010  -7.2%  3.7%  -0.1%  -0.1%  -9.6%  0.0%  0.0%  -2.8%  11.4%  2.7%  -3.2%  7.6%  0.7%  2009  0.0%  0.0%  3.8%  13.6%  17.9%  -1.7%  9.4%  0.4%  9.3%  -2.8%  6.9%  2.8%  75.3%  2008  0.3%  0.2%  0.2%  0.2%  0.3%  -10.9%  -5.0%  0.2%  0.2%  0.1%  0.0%  0.0%  -13.9%  2007  -1.1%  -0.6%  4.0%  4.7%  4.9%  4.7%  5.3%  -2.1%  11.0%  11.2%  -8.3%  -3.4%  32.5%  2006  11.2%  -0.1%  0.9%  7.1%  -10.5%  -10.1%  0.4%  0.5%  0.4%  1.3%  7.4%  4.5%  11.4%  2005  0.9%  8.7%  -6.6%  -2.7%  2.0%  0.7%  7.0%  0.9%  9.3%  -6.5%  8.3%  5.9%  29.4%  2004  3.5%  4.6%  1.2%  -8.2%  -4.7%  0.1%  0.1%  0.1%  1.9%  2.4%  9.3%  4.2%  14.2%  2003  -0.4%  -1.4%  0.1%  0.1%  3.6%  5.7%  6.2%  6.7%  0.7%  8.5%  0.1%  8.4%  44.7%  2002  3.4%  1.6%  6.0%  0.6%  -1.6%  -5.0%  0.2%  0.1%  0.2%  0.2%  0.1%  -2.4%  3.0%  2001  0.5%  -5.2%  -5.4%  0.4%  0.4%  0.3%  0.3%  0.3%  0.2%  0.2%  0.2%  3.2%  -4.7%  2000  0.7%  -0.2%  0.0%  -10.8%  0.6%  0.5%  0.6%  0.6%  0.5%  0.6%  0.5%  0.5%  -6.4%  1999  -5.0%  1.3%  13.4%  12.6%  -1.7%  11.0%  -2.4%  -0.6%  -4.0%  2.3%  9.9%  15.5%  62.1%  1998  0.5%  0.4%  2.6%  -0.7%  -13.2%  -7.8%  0.5%  0.5%  0.5%  0.4%  2.1%  -3.1%  -17.1%  1997  1.4%  4.8%  -2.5%  -1.9%  1.4%  5.0%  0.9%  -12.8%  1.5%  0.5%  0.4%  0.5%  -2.0%  RBC Emerging Market Tactical Equity Index – Hypothetical Historical Monthly Returns  Historical Period: December 29, 19951 - March 31, 2020  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Emerging Market Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Emerging Market Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Emerging Market Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 Tactical Indices – The RBC Tactical Equity Total Return Sub-Indices Historical Performance & Analysis  sectionRBCPageID

 RBC Tactical Equity Total Return Sub-Indices – Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Global Tactical Equity Total Return Index and the Tactical Indices (together the “Indices”) shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the Indices for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the Indices.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020Average Allocation to Large Cap US: 73%2    Allocation to Futures Contracts  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 6 of the 24 annual periods, including all 5 years where benchmark return was negative         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 RBC Large Cap US Tactical Equity Index – Hypothetical Historical Difference in Annual Returns  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 6 of the 24 annual periods, including all 5 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.

 Performance Statistics  S&P 500 Total Return Index  RBC Large Cap US Tactical Equity Total Return Index  Annualized Returns      Since December 29, 1995  8.1%  8.8%  1 Year  1.9%  -5.7%  3 Year  10.8%  7.7%  5 Year  9.3%  4.6%  10 Year  15.1%  9.0%  15 Year  8.0%  7.1%  Best/Worst      Best 3-month Return  40.2%  25.6%  Worst 3-month Return  -40.6%  -25.3%  Best 6-month Return  54.6%  31.8%  Worst 6-month Return  -46.1%  -19.2%  Best 12-month Return  72.3%  51.4%  Worst 12-month Return  -47.5%  -14.3%  Max Drawdown  -55.3%  -28.7%  Period Start  10/09/2007  02/19/2020  Trough Date  03/09/2009  03/18/2020  Period End  04/02/2012  03/31/2020  Duration Under Water  54 months  1 month  Longest Drawdown  -47.4%  -13.1%  Period Start  09/01/2000  03/24/2000  Trough Date  10/09/2002  10/12/2000  Period End  10/23/2006  05/30/2003  Duration Under Water  74 months  38 months  Additional Statistics      Annualized Alpha to Benchmark2   N/A  3.6%  Beta3  1  0.47  Sharpe Ratio4  0.39  0.53  Standard Deviation  19.4%  13.6%  RBC Large Cap US Tactical Equity Index – Hypothetical Historical Performance Metrics  Historical Period: December 29, 19951 - March 31, 2020Potentially improved risk-adjusted returns relative to the benchmark  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance2: Excess return of the Index once all beta-driven performance has been accounted for3: Expected variability of the Index returns relative to the Benchmark returns4:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Large Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Large Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Large Cap US Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020 Average Allocation to Small Cap US: 66%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)    Allocation to Futures Contracts  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 9 of the 24 annual periods, including 5 of 8 years where benchmark return was negative           Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.     1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 RBC Small Cap US Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 9 of the 24 annual periods, including 5 of 8 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.         Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.

 Performance Statistics  Russell 2000 Total Return Index  RBC Small Cap US Tactical Equity Total Return Index  Annualized Returns      Since December 29, 1995  6.9%  3.8%  1 Year  -22.4%  -37.1%  3 Year  3.1%  -6.5%  5 Year  1.3%  -4.5%  10 Year  12.2%  5.8%  15 Year  6.1%  3.0%  Best/Worst      Best 3-month Return  54.5%  31.5%  Worst 3-month Return  -47.1%  -39.8%  Best 6-month Return  72.2%  42.1%  Worst 6-month Return  -51.6%  -38.2%  Best 12-month Return  97.9%  62.4%  Worst 12-month Return  -48.0%  -41.4%  Max Drawdown  -58.9%  -45.0%  Period Start  07/13/2007  08/31/2018  Trough Date  03/09/2009  03/18/2020  Period End  02/11/2011  03/31/2020  Duration Under Water  43 months  19 months  Longest Drawdown  -44.1%  -42.5%  Period Start  03/09/2000  03/09/2000  Trough Date  10/09/2002  02/13/2003  Period End  01/08/2004  01/10/2006  Duration Under Water  46 months  70 months  Additional Statistics      Annualized Alpha to Benchmark2   N/A  -0.7%  Beta3  1  0.47  Sharpe Ratio4  0.31  0.17  Standard Deviation  23.2%  16.4%  RBC Small Cap US Tactical Equity Index – Hypothetical Historical Performance Metrics  Historical Period: December 29, 19951 - March 31, 2020Potentially improved risk-adjusted returns relative to the benchmark  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance2: Excess return of the Index once all beta-driven performance has been accounted for3: Expected variability of the Index returns relative to the Benchmark returns4:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC Small Cap US Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC Small Cap US Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC Small Cap US Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Performance  Historical Period: December 29, 19951 - March 31, 2020 Average Allocation to International Developed Markets: 59%2  Hypothetical Performance Using Proxies  Hypothetical Performance of Current Indexas described in Section III (pp. 10-13)    Allocation to Futures Contracts  Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance. 2: The percentage of months that the Index was allocated to the relevant Futures over the Historical Period.

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 10 of the 24 annual periods, including all 9 years where benchmark return was negative           Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.     1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.

 RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Annual Returns Distribution  Historical Period: December 29, 19951 - March 31, 2020 Hypothetical outperformance in 10 of the 24 annual periods, including all 9 years where benchmark return was negative   1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance.           Source: Solactive, Bloomberg, RBC Capital Markets  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.

 Performance Statistics  MSCI EAFE Proxy Net Total Return Index  RBC Int’l Developed Tactical Equity Total Return Index  Annualized Returns      Since December 29, 1995  3.5%  4.3%  1 Year  -17.4%  -29.5%  3 Year  1.9%  -5.5%  5 Year  -0.8%  -2.8%  10 Year  7.3%  2.1%  15 Year  4.0%  3.3%  Best/Worst      Best 3-month Return  47.1%  26.2%  Worst 3-month Return  -41.2%  -32.8%  Best 6-month Return  71.9%  48.4%  Worst 6-month Return  -51.5%  -28.1%  Best 12-month Return  75.7%  46.2%  Worst 12-month Return  -53.1%  -31.2%  Max Drawdown  -60.4%  -34.5%  Period Start  10/31/2007  01/26/2018  Trough Date  03/09/2009  03/18/2020  Period End  06/02/2014  03/31/2020  Duration Under Water  79 months  26 months  Longest Drawdown  -60.4%  -28.9%  Period Start  10/31/2007  01/14/2010  Trough Date  03/09/2009  08/30/2012  Period End  06/02/2014  05/29/2014  Duration Under Water  79 months  52 months  Additional Statistics      Annualized Alpha to Benchmark2   N/A  1.7%  Beta3  1  0.34  Sharpe Ratio4  0.15  0.21  Standard Deviation  17.2%  12.1%  RBC Int’l Developed Tactical Equity Index – Hypothetical Historical Performance Metrics  Historical Period: December 29, 19951 - March 31, 2020Potentially improved risk-adjusted returns relative to the benchmark  1: See pages 23 and 57-59 for important information regarding the use of Proxies in showing extended hypothetical historical performance2: Excess return of the Index once all beta-driven performance has been accounted for3: Expected variability of the Index returns relative to the Benchmark returns4:Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  Any historical analysis presented above is intended solely for illustrative purposes. It relies on historical data and past performance, and does not guarantee future returns. The performance of the RBC International Developed Tactical Equity Total Return Index shown is hypothetical only. The performance was derived by applying the strategy to the relevant index data. However, there is no actual historical information or an index applying the strategy of the RBC International Developed Tactical Equity Total Return Index for the indicated period. Performance data does not reflect all the fees that would reduce the performance of a product linked to the RBC International Developed Tactical Equity Total Return Index.   Source: Solactive, Bloomberg, RBC Capital Markets

 Appendix  sectionRBCPageID

 Appendix I  RBC Global Tactical Equity Total Return Index  Geography  Name  BBG Ticker  RIC Code  Large Cap US  RBC Large Cap US Tactical Equity Total Return Index  RBCELTUT  .RBCELTUT  Small Cap US  RBC Small Cap US Tactical Equity Total Return Index  RBCESTUT  .RBCESTUT  International Developed  RBC International Developed Tactical Equity Total Return Index  RBCEITUT  .RBCEITUT  Emerging Market  RBC Emerging Market Tactical Equity Total Return Index  RBCEETUT  .RBCEETUT  List of the Tactical Equity Total Return Sub-Indices  Geography  Name  BBG Ticker  RIC Code  Global  RBC Global Tactical Equity Total Return Index  RBCEGTUT  .RBCEGTUT  Geography  Future Contracts  Exchange  Generic Index  Large Cap US  E-mini S&P 500 Future  CME  ES1 Index  Small Cap US  E-mini Russell 2000 Future  CME  RTY1 Index  International Developed  MSCI EAFE Future  ICE  MFS1 Index  Emerging Market  MSCI Emerging Markets Future  ICE  MES1 Index  List of the Future Contracts

 Appendix II  Futures Contract Proxies used for the Historical Period – From December 29, 1995 to March 31, 2020  Geography  Futures Contract  Historical Period  Large Cap US  E-mini S&P 500 Futures (ES1 Index)  September 9, 1997 – February 18, 2019 1    S&P 500 Futures (SP1 Index)  December 29, 1995 – September 9, 1997  Small Cap US  E-mini Russell 2000 Futures (RTY1 Index)  July 11, 2017 – February 18, 2019 1    Russell 2000 Mini Futures (RTA1 Index)  August 20, 2007 – July 11, 2017    Russell 2000 Futures (RL1 Index)  December 29, 1995 – August 20, 2007  International Developed  MSCI EAFE Futures (MFS1 Index)  September 9, 2009 – February 18, 2019 1    E-mini MSCI EAFE Futures (BL1 Index)  March 20, 2006 – September 9, 2009    MSCI EAFE Net Total Return Index (M1EA Index)  December 31, 1998 – March 20, 2006    MSCI EAFE IMI Net Index (MIMUEAFN Index)  December 29, 1995 – December 31, 1998   Emerging Market  MSCI Emerging Markets Futures (MES1 Index)  September 9, 2009 – February 18, 2019 1    MSCI Emerging Markets Futures (LLL1 Index)  October 22, 2007 – September 9, 2009    MSCI Emerging Markets Net Total Return (M1EF Index)  December 29, 2000 – October 22, 2007    MSCI EM Emerging Markets IMI Net Index (MIMUEMRN Index)  December 29, 1995 – December 29, 2000  1: The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com

 Appendix III  ETF Proxies used for the Historical Period – From December 29, 1995 to March 31, 2020  Geography  ETF  Historical Period  Large Cap US  SPDR S&P 5000 ETF Trust (SPY US Equity)  December 29, 1995 – February 18, 2019 1  Small Cap US  iShares Russell 2000 ETF (IWM US Equity)  October 17, 2000 – February 18, 2019 1     Russell 2000 Index (RTY Index)  December 29, 1995 – October 17, 2000  International Developed  iShares MSCI EAFE ETF (EFA US Equity)  January 15, 2002 – February 18, 2019 1    MSCI EAFE Index (MXEA Index)  December 29, 1995 – January 15, 2002  Emerging Market  iShares MSCI Emerging Markets ETF (EEM US Equity)  September 3, 2003 – February 18, 2019 1    MSCI Emerging Markets Index (MXEF Index)  December 29, 1995 – September 3, 2003  1: The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com  These proxies and associated dates serve to calculate the moving averages used in the calculation of the Tactical Trigger used in the Tactical Indices.

 Appendix IV  Benchmark Proxies used for the Historical Period – From December 29, 1995 to March 31, 2020  Geography  ETF  Historical Period  Large Cap US  S&P Total Return Index (SPXT Index)  December 29, 1995 – February 18, 2019 1  Small Cap US  Russell 2000 Total Return Index (RU20INTR Index)  December 29, 1995 – February 18, 2019 1  International Developed  MSCI EAFE Net Total Return Index (NDDUEAFE Index)  December 31, 1998 – February 18, 2019 1    MSCI EAFE IMI Net Index (MIMUEAFN Index)  December 29, 1995 – December 31, 1998  Emerging Market  MSCI Emerging Net Total Return Index (NDUEEGF Index)  December 31, 1998 – February 18, 2019 1    MSCI EM Emerging Markets IMI Net Index (MIMUEMRN Index)  December 29, 1995 – December 31, 1998  Global  MSCI ACWI Net Total Return Index (NDUEACWF Index)  December 31, 1998 – February 18, 2019 1    MSCI ACWI IMI Net Total Return Index (MIMUAWON Index)  December 29, 1995 – December 31, 1998  1: The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index following that date is based on the full Index methodology. For the full Index methodology, please visit the following link: www.solactive.com

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The hypothetical performance of the Index is based on criteria that have been applied retroactively with the benefit of hindsight; these criteria cannot account for all financial risk that may affect the actual performance of the Index in the future. The future performance of the Index may vary significantly from the hypothetical performance data in this document. For example, not all of the futures contracts and ETFs upon which the Index is based existed during all the periods shown; accordingly, we have used other related financial assets for those periods, when needed. In addition, please note that the back-tested performance of the Index set forth in this document does not reflect the deduction of any fees and charges that would be applicable to a financial instrument that references the Index.For the full Index methodology, please visit the following link: www.solactive.com